UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

Cohen & Steers Income Opportunities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-269416	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

280 Park Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 832-3232

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 18, 2023, the stockholders of Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) acted by unanimous written consent to approve certain amendments to the Company’s Articles of Amendment and Restatement (as amended, the “Second Articles of Amendment and Restatement”). This action was taken as described further in Item 8.01 below.

Item 8.01. Other Events.

On September 18, 2023, the Company filed the Second Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation, which became effective upon filing. The board of directors of the Company approved the Second Articles of Amendment and Restatement and submitted the Second Articles of Amendment and Restatement for consideration and approval of the Company’s stockholders. As disclosed above in Item 5.07, the Second Articles of Amendment and Restatement were approved by unanimous written consent of the Company’s stockholders on September 18, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
Date: September 21, 2023

	By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Chief Legal Officer